Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-280243 on Form S-3 and Registration Statement Nos. 333-280638 and 333-272078 on Form S-8 of our report dated March 31, 2025, relating to the financial statements of CaliberCos Inc., appearing in this Annual Report on Form 10-K for the year ended December 31, 2024.

/s/ Deloitte & Touche LLP

Tempe, Arizona
March 31, 2025
1